Exhibit 99.1

News Release
COMPELLENT REPORTS 74 PERCENT REVENUE INCREASE IN SECOND
QUARTER 2008
Achieves Eleventh Consecutive Quarter of Sequential Revenue Growth,
Reduces Net Loss per Share to ($0.02)
EDEN PRAIRIE, Minn., Aug. 5, 2008 – Compellent Technologies, Inc. (NYSE Arca: CML) today announced its financial results for the second quarter ended June 30, 2008. Revenue for the second quarter of 2008 was $21.0 million, up 74 percent from $12.1 million in revenue for the second quarter of 2007, and an increase of 15 percent from the first quarter of 2008. This represents the eleventh consecutive quarter of sequential revenue growth.
Gross margin was 54.1 percent, an increase of 6.3 percentage points from the second quarter of 2007 and 1.9 percentage points from the first quarter of 2008. Net loss was $603,000, or $(0.02) per share, for the second quarter of 2008 compared with a net loss of $1.9 million, or $(0.45) per share, for the second quarter of 2007.
For the first six months of 2008, revenue totaled $39.3 million, an 88 percent increase from $20.9 million through the first six months of 2007. Net loss was $2.2 million, or $(0.07) per share in the first half of 2008 compared with a net loss of $4.1 million, or $(0.95) per share, for the same period in 2007.
“We continue to generate robust growth in revenue, new end user additions, and increased margins despite the slowdown of IT spending in the U.S.,” said Phil Soran, president and CEO of Compellent. “Demand for our cost-effective and energy efficient storage remains strong, driven by our ability to offer sophisticated data management, protection and recovery features typically required by large enterprises to a broad range of customers.”
Additional recent highlights include:
•	Product revenue totaled $17.0 million in the second quarter of 2008, a 67 percent increase from the second quarter of 2007. Product support and services revenue was $4.0 million in the second quarter, a 113 percent increase from the same period in 2007.

•	Sales to new customers represented 59 percent of product revenue for 2008, while the existing customer base represented 41 percent.

•	Current and long-term deferred revenue increased to $15.6 million at June 30, 2008 compared with $12.5 million at March 31, 2008 and $10.5 million at December 31, 2007.

•	Cash and investments totaled $92.9 million at June 30, 2008.

•	The company had 972 end users at June 30, 2008 compared to 740 at December 31, 2007.
Since its public offering in October 2007, the company has achieved significant milestones including:

•	Completed its eleventh quarter of consecutive revenue growth.

•	Announced the 1000th end-user customer.

•	Microsoft named Compellent its 2008 Partner of the Year for Advanced Infrastructure Solutions, an important validation of the company’s efforts to optimize virtualized storage for Windows environments.

•	Received notification of the issuance of Compellent’s first two patents on data progression and instant replay technologies in July.

•	Compellent’s all-channel sales network expanded into 23 countries and the company is rapidly gaining momentum with new channel partners worldwide.
“We continue to make steady progress to profitability with advances on both the technology side and through business execution. We have matured nicely and gained significant acceptance in the market,” Mr. Soran concluded.
Conference Call
The company has scheduled a conference call to discuss its second quarter results and current business developments today, August 5, at 5:00 pm ET. To access the call, dial 800-218-4007 domestically or 303-205-0044 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11117355#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its third quarter 2008 financial results.
Non-GAAP Measure
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses a non-GAAP measure of net loss. In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation. The company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP net loss is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs and reduce energy consumption for end users, the company’s progress toward profitability and the company’s momentum with new channel partners internationally are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact :
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(unaudited)
Revenue
Product	$17,039	$10,215	$31,915	$17,641
Product support and services	3,973	1,863	7,410	3,298

Total revenue	21,012	12,078	39,325	20,939

Cost of revenue
Cost of product	8,031	5,177	15,378	8,998
Cost of product support and services	1,606	1,127	3,014	2,069

Total cost of revenue	9,637	6,304	18,392	11,067

Gross profit	11,375	5,774	20,933	9,872

Operating expenses
Sales and marketing	8,829	5,388	16,782	9,586
Research and development	2,311	1,868	4,659	3,420
General and administrative	1,459	587	3,204	1,288

Total operating expenses	12,599	7,843	24,645	14,294

Loss from operations	(1,224)	(2,069)	(3,712)	(4,422)

Interest income	621	146	1,493	369

Net loss	$(603)	$(1,923)	$(2,219)	$(4,053)

Net loss per common share, basic and diluted	$(0.02)	$(0.45)	$(0.07)	$(0.95)

Shares used in computing net loss per common share, basic and diluted	30,434	4,317	30,389	4,248

COMPELLENT TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and short-term investments	$75,541	$93,732
Accounts receivable, net	19,022	13,311
Inventories	3,721	2,538
Prepaid expenses and other current assets	1,013	1,046

Total current assets	99,297	110,627

Long-term investments	17,337	—
Property and equipment, net	3,276	2,749

Total assets	$119,910	$113,376

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,105	$3,216
Accrued liabilities	5,483	4,222
Deferred revenue, current	11,279	7,934

Total current liabilities	20,867	15,372

Deferred revenue, non-current	4,283	2,588

Stockholders’ equity	94,760	95,416

Total liabilities and stockholders’ equity	$119,910	$113,376

COMPELLENT TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months
	Ended June 30,
	2008	2007
	(unaudited)
Operating activities
Net loss	$(2,219)	$(4,053)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	700	548
Stock-based compensation expense	990	213
Changes in operating assets and liabilities	390	943

Net cash used in operating activities	(139)	(2,349)

Investing activities
Purchase of property and equipment	(1,227)	(1,591)
Sale (purchase) of investments, net	(24,525)	258

Net cash used in investing activities	(25,752)	(1,333)

Net cash provided by (used in) financing activities	535	(114)

Net decrease in cash and cash equivalents	(25,356)	(3,796)

Cash and cash equivalents, beginning of period	82,382	15,106

Cash and cash equivalents, end of period	$57,026	$11,310

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)
Net loss, as reported (GAAP basis)	$(603)	$(1,923)	$(2,219)	$(4,053)

Stock-based compensation expense included as part of:
Cost of product	53	15	87	27
Sales and marketing	243	60	435	202
Research and development	106	30	194	55
General and administrative	135	15	274	49

Total stock-based compensation expense	537	120	990	333

Net loss, adjusted for stock-based compensation expense (non-GAAP)	$(66)	$(1,803)	$(1,229)	$(3,720)